UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2025

DISC MEDICINE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39438	85-1612845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street
Suite 101
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 674-9274

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRON	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2025, Disc Medicine, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC, Leerink Partners LLC, Stifel, Nicolaus & Company, Incorporated and Cantor Fitzgerald & Co. as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), related to an underwritten offering (the “Offering”) of (i) 3,918,182 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) at a price to the public of $55.00 per share and (ii) pre-funded warrants to purchase an aggregate of 181,818 shares of Common Stock (the “Pre-Funded Warrants”), at a price to the public of $54.9999 per Pre-Funded Warrant, which represents the per share public offering price for the Common Stock less the $0.0001 per share exercise price for each such Pre-Funded Warrant. In addition, the Company granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 615,000 shares of Common Stock, which the Underwriters exercised in full on January 23, 2025.

The net proceeds from the Offering are expected to be approximately $243.3 million, which includes the proceeds from the Underwriters’ exercise in full of their option to purchase additional shares, after deducting the underwriting discount and estimated offering expenses. The Company will receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants. The Company expects that its cash, cash equivalents and marketable securities, together with the estimated net proceeds from the Offering, will be sufficient to fund its current operating and capital expenditure plans into 2028, without taking into account any potential cash inflows from bitopertin or any other marketed product, if approved during such period. The Offering closed on January 24, 2025.

Each Pre-Funded Warrant will be exercisable for one share Common Stock at an exercise price of $0.0001 per share, or alternatively, at the election of each holder, shares of Common Stock may be issued through a cashless exercise, with the net number of shares of Common Stock determined according to the formula set forth in each Pre-Funded Warrant. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. A holder (together with its “attribution parties,” as defined in the Pre-Funded Warrant) may not exercise any portion of the Pre-Funded Warrants if immediately after exercise, the holder (together with its attribution parties), would beneficially own in excess of 24.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Ownership Limit”). Purchasers of the Pre-Funded Warrants may also elect to set the initial Ownership Limit at 4.99%, 9.99% or 19.99%. Upon at least 61 days’ prior notice from the holder to the Company, the holder may increase or decrease the Ownership Limit up to 24.99%, provided however that purchasers that select an Ownership Limit of 19.99% or less will only be allowed to increase the Ownership Limit above 19.99% if such increase would not result in a change of control under the rules and regulations of the Nasdaq Stock Market LLC.

In addition, if the exercise of a Pre-Funded Warrant would result in a holder of Pre-Funded Warrants (together with its attribution parties) acquiring beneficial ownership of Common Stock (together with all other equity owned by such holder at such time) equal to or in excess of the notification threshold applicable to such holder (the “HSR Threshold”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as of the date of delivery of the applicable exercise notice, and no exemption to filing a notice and report form under the HSR Act is applicable, then only such portion of the Pre-Funded Warrants held by such holder, which when exercised does not exceed the HSR Threshold, shall be exercisable and the applicable exercise notice shall be deemed to relate only to such portion of the Pre-Funded Warrants, and the remaining portion of the Pre-Funded Warrants in excess of the HSR Threshold shall not be exercisable until the expiration or early termination of the applicable waiting period under the HSR Act or receipt of applicable approval. For certain holders of Pre-Funded Warrants, upon expiration or early termination of the applicable waiting period under the HSR Act or receipt of applicable approval, such holder shall no longer be subject to either the HSR Threshold or the Ownership Limit. The Company does not intend to list the Pre-Funded Warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-281359), filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2024, as supplemented by a final prospectus supplement dated January 22, 2025, filed on January 23, 2025. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the shares of Common Stock or the Pre-Funded Warrants.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated by reference herein. The form of Pre-Funded Warrant to Purchase Common Stock is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to such exhibit. A copy of the opinion of Goodwin Procter LLP, relating to the legality of the shares of Common Stock, the Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

On January 21, 2025, the Company issued a press release announcing the Offering. On January 22, 2025, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding the Company’s anticipated cash runway. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: the nature, strategy and focus of the Company; the Company’s plans to research, develop and commercialize its current and future product candidates; the timing of the availability of data from the Company’s clinical trials; the timing and anticipated results of the Company’s preclinical studies and clinical trials and the risk that the results of the Company’s clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024. Any forward-looking statement speaks only as of the date on which it was made. None of the Company, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 22, 2025, by and among the Company and Jefferies LLC and Leerink Partners LLC, as representatives of the several underwriters listed on Schedule A thereto.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Goodwin Procter LLP regarding the issue of Common Stock, Pre-Funded Warrants and Common Stock issuable upon exercise of the Pre-Funded Warrants being registered.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release announcing the Offering, dated January 21, 2025.

99.2	Press release announcing the pricing of the Offering, dated January 22, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC MEDICINE, INC.

Date: January 24, 2025	By:	/s/ John Quisel
	Name:	John Quisel, J.D., Ph.D.
	Title:	Chief Executive Officer